Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces First Quarter 2009 Financial Results

First quarter revenue was $60.5 million;

Billable transactions processed was a record 553 million;

CyberSource signs a record 31,500 new customers in quarter.

MOUNTAIN VIEW, Calif. – April 23, 2009 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its first quarter ended March 31, 2009.

•	First quarter revenue was $60.5 million, a 13% increase compared to $53.4 million in the same period the previous year.

•

On a GAAP basis, net income for the first quarter of 2009 was $1.0 million and earnings per share was $0.01, compared to net income of $533,000 or $0.01 earnings per share in the first quarter of 2008.

•

Non-GAAP net income for the first quarter was $12.6 million, a 9% increase compared to $11.5 million for the first quarter of 2008. Non-GAAP earnings per share for the first quarter was $0.18, a 13% increase compared to $0.16 per share for the first quarter of 2008. Non-GAAP net income excludes stock-based compensation expense, the reduction in the deferred tax asset valuation allowance, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items, such as a one-time restructuring charge related to subleases of properties in Utah and Massachusetts. A reconciliation of certain historical GAAP to non-GAAP measures is attached.

•

During the first quarter, CyberSource processed a record 553 million billable transactions, a 24% increase over the same period the previous year. The value of transactions processed was $27.7 billion, a 4% increase over Q1 2008.

•	CyberSource signed a record 31,500 new customers in the quarter, increasing the installed base to approximately 262,000 active customers.

“Our strong results this quarter reflect our continued penetration of the small business market, our successful expansion internationally, and the relative health of the eCommerce market. Despite a turbulent world-wide economy, we processed a record 553 million transactions and had a record 31,500 new customer signups this quarter. Our small business unit continues to drive very robust growth, even in this tough economic environment. Our channel relationships continue to be a strong contributor to the growth in our business. While consumers may be cutting back their overall spending, they continue to shift their purchasing online, thus shifting market share from brick-and-mortar stores and other traditional sales channels. Additionally, more and more businesses, non-profits and government agencies are driving more customers and transactions to the Internet,” said Bill McKiernan, Chairman and Chief Executive Officer of CyberSource. “The strong growth in transaction volumes helped increase our gross margin by 200 basis points to 54% in the first quarter of 2009, compared to the first quarter of 2008, and we ended the quarter with $67.2 million in net cash, after subtracting funds payable to merchants at quarter-end.”

Business Highlights

•

Customers: CyberSource added approximately 31,500 new customers in the quarter, bringing its installed base of customers to approximately 262,000. New enterprise customer wins this quarter include: BBC Worldwide, Brookstone, Columbia Sportswear USA, The Economist, Guess Europe, Virgin Mobile USA, and the Washington State Department of Transportation. Existing customers that added new services or renewed agreements during the quarter include: American Cancer Society, BMG Columbia House, Debenhams Retail (UK), and MetroPCS Wireless, Inc.

•

International: CyberSource continues to drive strong momentum outside the US. CyberSource’s European operations processed a record 136.8 million transactions in the first quarter, an increase of 59% over the same period last year. The Company’s European business is comprised of revenue generated by customers domiciled outside the US, and represented about 6% of revenue in the first quarter.

•

Global acquiring: CyberSource generated approximately $19.0 million of global acquiring revenue during the first quarter, up 11% over the previous year. CyberSource added 1,100 new acquiring customers during the quarter, and now has approximately 5,500 global acquiring customers.

•

Channel Partners: CyberSource’s partner program of over 4,200 resellers and partners is an important and integral part of its sales strategy. In the first quarter, CyberSource signed over 440 new ISO and Affiliate resellers. This consistent growth of channel partners helps to broaden CyberSource’s sales reach and increase the number of new leads being funneled into CyberSource. CyberSource’s top 100 Small Business resellers saw a 39% increase year-over-year in merchant set-ups.

Stock buyback program

During the first quarter, we did not repurchase shares of common stock under the stock repurchase plan.

Guidance for the second quarter and full year 2009

CyberSource is providing guidance for the second quarter of 2009 and full year 2009 based on information available as of April 23, 2009.

For the second quarter ending June 30, 2009:

•	Total revenue is expected to be between $61.0 and $61.5 million.

•	The company expects to process between 550 and 555 million billable transactions.

•

GAAP gross profit is expected to be approximately $32.0 million, while GAAP operating expenses are expected to be approximately $32.0 million. The company expects to record GAAP net income in the second quarter of approximately $100,000 and breakeven earnings per share based on a weighted average share count of 72 million shares.

•	Non-GAAP net income for the second quarter is expected to be approximately $11.2 million and non-GAAP earnings per share to be $0.16 based on a weighted average share count of 72 million shares.

For the full year 2009:

•	Total revenue for 2009 is expected to be between $258.0 and $263.0 million.

•	GAAP net income for 2009 is expected to be between $5.3 and $5.8 million.

•	GAAP earnings per share is expected to be between $0.07 and $0.08 per share, based on a weighted average share count of 73 million shares.

•

Non-GAAP net income for the full year 2009 is expected to be between $52.5 and $54.0 million. Non-GAAP earnings per share is expected to be between $0.72 and $0.74, based on a weighted average share count of 73 million shares.

Public call/web cast details

CyberSource will host a public conference call today, April 23, 2009 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the first quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 93918105. A taped replay of this call will be available through May 31, 2009. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.)

706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://ir.cybersource.com/events.cfm

A replay of this web cast will remain available at this location through July 31, 2009.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 262,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, a reduction in the deferred tax asset allowance, depreciation and amortization expense, and certain non-recurring items, such as a one-time restructuring charge related to subleases of properties in Utah and Massachusetts. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended March 31, 2009, as presented in this release.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) penetration of the small business market; (2) success of the Company’s international expansion and strong momentum outside the US; (3) robust growth of eCommerce; (4)

channel relationships being a strong contributor to growth of the Company’s business; (5) consumers shifting purchases from traditional brick-and-mortar stores to the Internet; (6) more businesses, non-profits, and government agencies driving more customers and transactions to the Internet; (7) resellers and partners being an important and integral part of the Company’s sales strategy; (8) growth of channel partners helping to broaden the Company’s sales reach and new leads; and (9) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, and earnings per share. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. These risks and uncertainties include, among others, those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CyberSource’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as well as the consolidated financial statements, related Notes, and the other financial information appearing elsewhere in those reports and other CyberSource filings with the Securities and Exchange Commission. The factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as: changes in Generally Accepted Accounting Principles and the application thereof; changes in customer needs; the risks of failures, disruptions or illiquidity in the national and global banking, credit and financial systems and the impact of those risks on CyberSource’s business; the risk of the economy, in general, and online economy, in particular, slowing down; security breaches; new products and services offerings by CyberSource and its competitors; and any unforeseen system failures. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Readers should bear this in mind when considering forward-looking statements. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2009 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$60,491	$53,420
Cost of revenues	27,981	25,828

Gross profit	32,510	27,592
Operating expenses:
Product development	6,454	5,247
Sales and marketing	17,554	16,630
General and administrative	6,980	5,502

Total operating expenses	30,988	27,379

Income from operations	1,522	213
Other income (loss), net	(18)	147
Interest income	133	394

Income before income taxes	1,637	754
Income tax provision	627	221

Net income	$1,010	$533

Basic net income per share	$0.01	$0.01

Diluted net income per share	$0.01	$0.01

Weighted average number of shares used in computing basic net income per share	68,983	68,789

Weighted average number of shares used in computing diluted net income per share	70,905	71,336

Non-GAAP Financial Metrics:
Gross profit	$35,505	$30,370
Operating expenses	$22,451	$19,307
Net income	$12,580	$11,514
Basic net income per share	$0.18	$0.17
Diluted net income per share	$0.18	$0.16

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
GAAP gross profit	$32,510	$27,592
Add FAS123R expense	401	340
Add depreciation expense	1,237	988
Add amortization of intangible assets	1,357	1,450

Non-GAAP gross profit	$35,505	$30,370

GAAP operating expenses	$30,988	$27,379
Less FAS123R expense	(1,859)	(1,852)
Less depreciation expense	(463)	(373)
Less amortization of intangible assets	(5,283)	(5,718)
Less restructuring charges	(932)	(129)

Non-GAAP operating expenses	$22,451	$19,307

GAAP net income	$1,010	$533
Add FAS123R expense	2,260	2,192
Add non-cash tax provision	38	131
Add depreciation expense	1,700	1,361
Add amortization of intangible assets	6,640	7,168
Add restructuring charges	932	129

Non-GAAP net income	$12,580	$11,514

GAAP basic net income per share	$0.01	$0.01
Add FAS123R expense	0.03	0.03
Add non-cash tax provision	—	—
Add depreciation expense	0.03	0.02
Add amortization of intangible assets	0.10	0.11
Add restructuring charges	0.01	—

Non-GAAP basic net income per share	$0.18	$0.17

GAAP diluted net income per share	$0.01	$0.01
Add FAS123R expense	0.03	0.03
Add non-cash tax provision	—	—
Add depreciation expense	0.03	0.02
Add amortization of intangible assets	0.10	0.10
Add restructuring charges	0.01	—

Non-GAAP diluted net income per share	$0.18	$0.16

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$79,188	$73,292
Accounts receivable, net	18,458	18,251
Prepaid expenses and other current assets	6,486	5,310
Deferred income taxes	2,635	2,635

Total current assets	106,767	99,488
Property and equipment, net	16,939	16,188
Intangible assets, net	123,003	129,643
Goodwill	289,278	289,278
Non-current deferred income taxes	20,549	20,512
Other non-current assets	2,733	2,539
Restricted cash	1,516	1,548

Total assets	$560,785	$559,196

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$872	$588
Funds due to merchants	12,029	12,162
Other accrued liabilities	14,534	18,272
Deferred revenue	5,045	4,519
Accrued restructuring	1,178	847

Total current liabilities	33,658	36,388
Deferred revenue, less current portion	998	996
Other non-current liabilities	1,099	1,099
Accrued restructuring, less current portion	1,184	832
Other non-current tax liabilities	1,957	1,928

Total liabilities	38,896	41,243
Total stockholders’ equity	521,889	517,953

Total liabilities and stockholders’ equity	$560,785	$559,196

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,010	$533
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	6,640	7,168
Depreciation expense	1,700	1,361
Income on investment in joint venture	(110)	(50)
Stock-based compensation	2,260	2,192
Changes in operating assets and liabilities:
Accounts receivable	(207)	685
Prepaid expenses and other current assets	(1,176)	46
Deferred income taxes	(37)	227
Other non-current assets	(52)	26
Accounts payable	284	592
Accrued liabilities	(3,055)	(2,566)
Funds due to merchants	(133)	847
Deferred revenues	528	569
Other non-current tax liabilities	29	42

Net cash provided by operating activities	7,681	11,672
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,451)	(3,101)

Net cash used in investing activities	(2,451)	(3,101)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	867	1,701
Tax benefit from employee stock options	47	—

Net cash provided by financing activities	914	1,701
Effect of exchange rate changes on cash	(248)	20

Increase in cash and cash equivalents	5,896	10,292
Cash and cash equivalents at beginning of period	73,292	40,393

Cash and cash equivalents at end of period	$79,188	$50,685